Exhibit 10.4

Confidential Treatment Requested for American Superconductor Corporation

Amendment No. 3

to Supply Contract Number PPC1687-032014

This amendment number 3 (“Amendment No. 3”) to Contract Number PPC1687-032014 dated 12th August 2014 (the “Contract”) is effective as of 19th November 2015 (“Effective Date”) between Inox Wind Ltd., having its head office at Plot No. 17, Sector 16-A, Noida 201301 (U.P) India (“Inox”) and American Superconductor Corporation, having its head office at 64 Jackson Road, Devens, MA 01434, USA (“AMSC US”), hereinafter collectively referred to as the “Parties” or individually as a “Party”.

WHEREAS, AMSC US and Inox executed a supply contract dated 12th August 2014 for the supply of [**] ([**]) sets of DF2000/50Hz Electric Control Systems (According to GL2010 guideline) by AMSC US to Inox; and

WHEREAS, AMSC US and Inox executed Amendment No. 1 to Contract Number PPC1687-032014 dated 15th August 2014 (“Amendment No. 1”) to clarify part numbers and the Parties’ banking information as well as an agreement to work collaboratively on any issues AMSC US encounters relative to drawing down on the letter(s) of credit;

WHEREAS. AMSC US and Inox executed Amendment No. 2 to Contract Number PPC1687-032014 dated 6th August 2015 (“Amendment No. 2”) to supply an additional [**] ([**]) sets of DF2000/50Hz Electric Control Systems (According to GL2010 guideline) by AMSC US to Inox; and

WHEREAS, Inox desires to purchase from AMSC US and AMSC US agrees to sell to Inox an additional [**] ([**]) sets of DF2000/50Hz Electric Control Systems (According to GL2010 guideline) for the WT2000DF Wind Turbine.

The Parties agree as follows:

1.	The first two sentences in sub-clause 1.1 under Clause 1 [Scope of Supply and Contract Price] of the Contract, are hereby deleted and replaced with the following:

1.1 [**] ([**]) sets of Electric Control Systems [**] function and without Condition Monitoring System (CMS) (hereinafter “ECS”).  Each set comprising of:

2.	Sub-clause 1.3 of Clause 1 [Scope of Supply and Contract Price] is deleted in its entirety and replaced with the following:

1.3 The price for each ECS, FCA Shanghai, China and/or any place in Europe, excluding VAT shall be:  EUR [**] (EURO [**] ONLY).

TOTAL CONTRACT PRICE:

The total contract price, FCA Shanghai, China and/or any place in Europe excluding VAT, shall be:  EUR 26,150,000 (EURO Twenty Six Million One Hundred Fifty Thousand ONLY).

3.	The following sub-clause 2.4 is hereby added to Article 2 [Delivery Period]:

2.4  For the additional [**] ([**]) sets of DF2000/50Hz Electric Control Systems (According to GL2010 guideline) added by Amendment No. 3, AMSC will supply the ECS no later than [**] ([**]) [**] from effective date of Amendment No. 3.

4.	Sub-clause 3.(5) under Article 3 [Payment Conditions] is hereby deleted and replaced with the following:

(5)  Sub-clause 3.1 and 3.2 apply only to the [**] ECS initially ordered by Seller as of the date of Amendment No. 2.  For the additional quantity of  ECS added by Amendments No. 2 and No. 3, the following payment terms apply:  Prior to each monthly shipment in accordance with the then current Delivery Schedule (for the first delivery) and the Monthly Delivery Schedule (for subsequent deliveries), Buyer shall cause to be issued by an approved bank of Buyer listed in sub-clause 3.(4) a letter of credit payable on-site in a form and format acceptable to Seller and in an amount equal to [**]% of each shipment value.  The letter of credit shall be in accordance with UCP 600.  The letter of credit shall be valid for 60 days and shall include provisions for deferred payment by the Buyer of [**] days from the date of FCR,

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested for American Superconductor Corporation

and all interest charges shall be to the account of Buyer.  Letter of credit charges in India shall be borne by the Buyer and letter of credit charges outside of India shall be borne by the Seller.  If a letter of credit is not issued in sufficient time to meet the Delivery Schedule (for the first delivery) and the Monthly Delivery Schedule (for each subsequent delivery), the associated shipment date will be extended accordingly.  In the event Buyer fails to provide the Delivery Schedule and/or Monthly Delivery Schedule(s) prior to the Final Delivery Date, (i) Seller shall be entitled to retain all advance amounts remaining creditable to Buyer at such time, and Buyer shall not be entitled to any credit or refund with respect to any such remaining advance amounts, and (ii) Seller may, at its discretion, terminate this Contract by written notice to Buyer pursuant to Article 18.

5.	All other terms and conditions of the contract shall continue unchanged and remain in full force and effect.

The Parties are signing this Amendment on the date stated in the introductory clause.

Inox Wind Ltd.		American Superconductor Corporation

BY:	/s/ Rajeev Gupta	BY:	/s/ James Maguire

NAME:	Rajeev Gupta	NAME:	James Maguire

TITLE:	Director	TITLE:	EVP - Operations

DATE:	19 NOV 2015	DATE:	NOV 19, 2015

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Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.